Exhibit 21.1
Pattern Energy Group Inc.
Subsidiaries of the Registrant

		Pattern
Name	Domicile	Ownership
Broadview B Member LLC	Delaware	100%
Broadview Corporate Holdings LLC	Delaware	100%
Broadview Energy Holdings LLC	Delaware	84%
Broadview Energy JN Investments LLC	Delaware	84%
Broadview Energy JN, LLC	Delaware	84%
Broadview Energy KW Investments LLC	Delaware	84%
Broadview Energy KW, LLC	Delaware	84%
Broadview Energy Project Finco LLC	Delaware	84%
Broadview Finance Company LLC	Delaware	100%
Broadview Finco Pledgor	Delaware	100%
Don Goyo Holdings SpA	Chile	70%
Don Goyo Transmission S.A.	Chile	70%
Fowler Ridge IV B Member LLC	Delaware	100%
Fowler Ridge IV Holdings LLC	Delaware	65%
Fowler Ridge IV Wind Farm LLC	Delaware	65%
Grand Renewable Wind GP Inc.	Canada	50%
Grand Renewable Wind LP	Ontario	45%
Hatchet Ridge Holdings LLC	Delaware	100%
Hatchet Ridge Wind, LLC	Delaware	100%
K2 Wind Ontario Inc.	Ontario	33%
K2 Wind Ontario Limited Partnership	Ontario	33%
Lincoln County Wind Project Holdco, LLC	Delaware	100%
Logan’s Gap B Member LLC	Delaware	100%
Logan’s Gap Holdings LLC	Delaware	82%
Logan’s Gap Wind LLC	Delaware	82%
Lost Creek Wind Finco, LLC	Delaware	100%
Lost Creek Wind Holdco, LLC	Delaware	100%
Lost Creek Wind, LLC	Delaware	100%
Meikle Wind Energy Corp	British Columbia	70%
Meikle Wind Energy Limited Partnership	British Columbia	51%
Nevada Wind Holdings LLC	Delaware	100%
Ocotillo Express LLC	Delaware	100%
Ocotillo Wind Holdings LLC	Delaware	100%
PAN2 B2 LLC	Delaware	2%
Panhandle B Holdco LLC	Delaware	100%
Panhandle B Member LLC	Delaware	100%
Panhandle B Member 2 LLC	Delaware	100%
Panhandle Wind Holdings LLC	Delaware	100%
Panhandle Wind Holdings 2 LLC	Delaware	41%
Parque Eólico El Arrayán SpA	Chile	70%
Pattern Canada Finance Company ULC	Nova Scotia	100%

		Pattern
Name	Domicile	Ownership
Pattern Canada Operations Holdings ULC	Nova Scotia	100%
Pattern Chile Holdings LLC	Delaware	100%
Pattern Chile Holdings SpA	Chile	100%
Pattern Chile Operators SpA	Chile	100%
Pattern El Arrayan Chile SpA	Chile	100%
Pattern El Arrayan Holding SpA	Chile	100%
Pattern Energy Group Holding 2 LP	Delaware	21%
Pattern Finance Chile LLC	Delaware	100%
Pattern Finance Chile SpA	Chile	100%
Pattern Gulf Wind Equity LLC	Delaware	100%
Pattern Gulf Wind Holdings LLC	Delaware	100%
Pattern Gulf Wind LLC	Delaware	100%
Pattern Operators Canada ULC	Nova Scotia	100%
Pattern Operators GP LLC	Delaware	100%
Pattern Operators LP	Delaware	100%
Pattern Operators Puerto Rico LLC	Delaware	100%
Pattern Panhandle Wind LLC	Delaware	79%
Pattern Panhandle Wind 2 LLC	Delaware	41%
Post Rock Wind Power Project, LLC	Delaware	60%
Pattern Santa Isabel LLC	Delaware	100%
Pattern St. Joseph Holdings Inc.	Canada	100%
Pattern US Finance Company LLC	Delaware	100%
Pattern US Operations Holdings LLC	Delaware	100%
Pattern Western Interconnect Holdings LLC	Delaware	100%
Santa Isabel Holdings LLC	Delaware	100%
South Kent Wind GP Inc.	Canada	50%
South Kent Wind LP	Ontario	50%
Spring Valley Wind LLC	Nevada	100%
St. Joseph Windfarm Inc.	Canada	100%
SP Armow Wind Ontario GP Inc.	Canada	50%
SP Armow Wind Ontario LP	Ontario	50%
Western Interconnect Investments LLC	Delaware	99%
Western Interconnect LLC	Delaware	99%
WI Holdings Pledgor LLC	Delaware	100%